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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 2, 2000

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                                  ODWALLA, INC.

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               (Exact name of registrant as specified in charter)



        CALIFORNIA                    0-23036                 77-0096788
(State or other jurisdiction  (Commission File Number)       (IRS Employer
    of incorporation)                                     Identification No.)

                  120 STONE PINE ROAD, HALF MOON BAY, CA 94019
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 726-1888
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                                      NONE
                                   ----------
         (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS.

        On February 2, 2000, the Registrant announced in a press release that on February 2, 2000, it signed an agreement to merge with Fresh Samantha, Inc., a privately held company, in exchange for approximately 3.8 million shares of the Registrant's common stock. In addition, the Registrant announced that a meeting of its shareholders to vote on the transaction is presently scheduled for April 25, 2000. The Registrant also announced that it had entered into letters of intent to sell shares of the Registrant's common stock in an amount valued at $5.0 million to U.S. Equity Partners, L.P., a private equity investment fund managed by Wasserstein Perella Group, Inc. and in an amount valued at $1.0 million to Catterton-Simon Partners, which will each be completed around the time of the closing of the merger with Fresh Samantha. A copy of the press release issued in connection with this announcement is incorporated herein by reference and is attached hereto as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c). Exhibits

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
EXHIBIT NO.         EXHIBIT

99                  Press Release dated February 2, 2000.
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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ODWALLA, INC.

DATE:  February 4, 2000              By:
                                     /s/ James R. Steichen
                                     -----------------------------------------
                                     Name:   James R. Steichen
                                     Title: Senior Vice President - Finance,
                                            and Chief Financial Officer

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                                  EXHIBIT INDEX

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
EXHIBIT NO.         EXHIBIT

99                  Press Release dated February 2, 2000.
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